SECURITIES AND EXCHANGE COMMISSION

==================================
AMENDMENT NO.  3 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
==================================

EL MANIEL INTERNATIONAL, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada		562672870
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

7424 Brighton Village Drive
Raleigh, NC 27616
(919) 538-2305
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Placeof Business)

Corporation Service Company
502 East John Street
Carson City, Nevada 89706
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	1,865,000	$0.20	$373,000	$14.66

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.20 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. The fixed price of $.20 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $.10 plus an increase based on the fact the shares will be liquid and registered. The offering is being undertaken on a best efforts basis. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  MAY   __ , 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

1,865,000 SHARES OF
EL MANIEL INTERNATIONAL, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 1,865,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: May __, 2008

i

ABOUT OUR COMPANY

We were incorporated in July 2007 in the State of Nevada. On September 28, 2007, we entered into a stock purchase agreement and share exchange in which we acquired all of the outstanding shares of El Maniel Cigar Company from Barbara Tejada, the sole shareholder of such entity, in consideration for the issuance of 5,000,000 shares of our common stock to Ms. Tejada.  Pursuant to such agreement, El Maniel Cigar Company became our wholly owned subsidiary.  We intend to conduct our business principally through our subsidiary which is our U.S. sales and marketing organization.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has a limited amount of revenue.  From inception to December 31, 2007, we have incurred a net loss of $49,749. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.  As of December 31, 2007 we had a total of $130,340 in cash and as of March 31, 2008 we have a total of $120,854.

We plan to distribute premium, hand-rolled cigars that we purchase in the Dominican Republic.  Premium cigars are generally defined as cigars that are hand-rolled from highest grade whole-leaf tobacco and which sell at retail prices above $5.00 per cigar. We intend to sell our cigars for approximately $4 to $9.50 per cigar at retail.

We have already made one sale into Macau in 2007 and we plan to sell initially into Macau and the United States.  Our principal business strategy is to develop the PLC brand name as a respected brand associated with the highest quality premium cigars.  PLC is a private label brand that can be sold domestically but we also want to offer customers our own private label brand.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the sale of these shares. The offering price of $0.20 was determined by the price shares were sold to our shareholders in a private placement memorandum of $.10 plus an increase based on the fact the shares will be liquid and registered and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (July 24, 2007) through December 31, 2007 are derived from our unaudited financial statements.  The statement of operations and balance sheet data from inception (July 24, 2007) through September 30, 2007 are derived from our audited financial statements.

	For the Period from July 24, 2007 (Inception) to December 31, 2007 (unaudited)	For the Period from July 24, 2007 (Inception) to September 30, 2007(audited)
STATEMENT OF OPERATIONS

Revenues	$$14,000	-
Total Operating Expenses	$$50,754	20,551
Net Loss	$(49,749	(20,551)

	As of December 31, 2007 (unaudited)	As of September 30, 2007 (audited)
BALANCE SHEET DATA

Cash	$130,340	55
Total Assets	$146,590	55
Total Liabilities	$2,468	14,535
Stockholders’ Equity (Deficiency)	$144,122	(14,480)

WHERE YOU CAN FIND US

Our principal executive office location and mailing address is 7424 Brighton Village Drive Raleigh, NC 27616. Our telephone number is (919) 538-2305.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in July 2007. We have no significant financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. From inception to December 31, 2007, we have incurred a net loss of $49,749. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF BARBARA TEJEDA AND RAFAEL ACEVEDO TEJEDA. WITHOUT THEIR CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Barbara Tejeda and Rafael Acevedo Tejeda, our officers. We currently do not have an employment agreement with either Ms. Tejeda or Mr. Acevedo Tejeda. The loss of the services of either one of our officers could have a material adverse effect on our business, financial condition or results of operation.

THERE HAS BEEN A DECLINING MARKET FOR CIGARS

According to industry sources, including the Cigar Association of America, the cigar industry has been experienced declining consumption. While the cigar industry has experienced significantly better trends in unit consumption since 1993, we believe that much of the recent growth in cigar unit sales, particularly with respect to premium cigars, is attributable to new cigar smokers attracted to the improved image and enhanced visibility of cigar smoking by celebrities. There can be no assurance that recent positive trends will continue on a long-term basis or that new customers will remain cigar smokers in the future.

CONSTRAINTS ON ABILITY TO SATISFY DEMAND FOR PREMIUM CIGARS.

As a result of the unanticipated industry-wide increase in demand for premium cigars in recent years, we may experience a shortage of certain cigars. Although the industry's leading manufacturers have taken measures to increase production, we are not a party to long-term contracts. We will rely upon the strength of its relationships with cigar manufacturers to meet our supply requirements. No assurance can be given that we will be able to continue to maintain these relationships or that such relationships will be sufficient to enable us to meet any future demand for its proprietary premium cigars. Any material inability of the us to expand our current means of supply in a timely manner could have a material adverse effect on our business, including the loss of sales by the us.

WE ARE SUBJECT TO EXTENSIVE AND INCREASING REGULATION OF TOBACCO PRODUCTS WHICH MAY NOT ALLOW US TO BECOME PROFITABLE.

The tobacco industry is subject to regulation in the United States at the federal, state and local levels, and the recent trend is toward increasing regulation. A variety of bills relating to tobacco issues have recently been introduced in the United States Congress, including bills that, if passed, would (i) prohibit the advertising and promotion of all tobacco products and/or restrict or eliminate the deductibility of such advertising expenses; (ii) increase labeling requirements on tobacco products to include, among other things, addiction warnings and lists of additives and toxins; (iii) modify federal preemption of state laws to allow state courts to hold tobacco manufacturers liable under common law or state statutes; (iv) shift regulatory control of tobacco products and advertisements from the United States Federal Trade Commission (the "FTC") to the United States Food and Drug Administration (the "FDA"); (v) increase tobacco excise taxes; and (vi) require tobacco companies to pay for health care costs incurred by the federal government in connection with tobacco related diseases. Although hearings have been held on certain of these proposals, none of such proposals, to date, has been passed by Congress.

In August 1996, the FDA determined nicotine is a drug and that it had jurisdiction over cigarettes and smokeless tobacco products, as nicotine-delivering medical devices, and, therefore, promulgated regulations restricting and limiting the sale, distribution and advertising of cigarette and smokeless tobacco products. On April 25, 1997, the Federal District Court for the Middle District of North Carolina upheld the FDA's jurisdiction to regulate cigarettes and smokeless tobacco as medical devices and to impose restrictions on their sale and distribution to minors, but rejected the agency's restrictions on advertising and promotion. Pending appeal, however, the court ordered that all restrictions which had gone into effect on February 28, 1997 would remain in full force (i.e., a prohibition on retailers from selling cigarettes, cigarette tobacco or smokeless tobacco to persons under the age of 18 and a requirement that retailers check the photographic identification of every person under the age of 27).

In addition, the majority of states restrict or prohibit smoking in certain public places and restrict the sale of tobacco products to minors. Local legislative and regulatory bodies also have increasingly moved to curtail smoking by prohibiting smoking in certain buildings or areas or by requiring designated "smoking" areas. Further restrictions of a similar nature could have an adverse effect on our sales or operations. Numerous proposals also have been considered at the state and local level restricting smoking in certain public areas.

Federal law has required health warnings on cigarettes since 1965 and on smokeless tobacco since 1986. Although no federal law currently requires that cigars carry such warnings, California has enacted laws requiring that "clear and reasonable" warnings be given to consumers who are exposed to chemicals determined by the state to cause cancer or reproductive toxicity, including tobacco smoke and several of its constituent chemicals. Although similar legislation has been introduced in other states, no action has been taken. There can be no assurance that such legislation introduced in other states will not be passed in the future or that other states will not enact similar legislation. Consideration at both the federal and state level also has been given to consequences of tobacco smoke on others who are not currently smoking (so called "second hand" smoke). There can be no assurance that regulation relating to second hand smoke will not be adopted or that such regulation or related litigation would not have a material adverse effect on our business and results of operations.

WE ARE SUBJECT TO TOBACCO INDUSTRY LITIGATION WHICH COULD HURT ABILITY TO GROW OUR BUSINESS.

The tobacco industry has experienced and is experiencing significant health-related litigation involving tobacco and health issues. Plaintiffs in such litigation have sought and are seeking compensatory and, in some cases, punitive damages, for various injuries resulting from the use of tobacco products or exposure to tobacco smoke, including health care costs. A number of cigar distributors have been named as defendants in such litigation. There can be no assurance that there will not be an increase in health-related litigation against cigarette and smokeless tobacco manufacturers or distributors or similar litigation in the future against cigar manufacturers or distributors. The costs to us defending prolonged litigation and any settlement or successful prosecution of any health-related litigation could have a material adverse effect on our business and results of operations. The recent increase in the sales of cigars and the publicity such increase has received may have the effect of increasing the probability of legal claims.

THERE ARE SOCIAL, POLITICAL AND ECONOMIC RISKS ASSOCIATED WITH INTERNATIONAL TRADE WHICH COULD MAKE THE MANUFACTURE OF THE CIGARS MORE EXPENSIVE.

We contract for the manufacture of its brand name products with manufacturers whose operations are primarily conducted in foreign countries. As a result, we are is exposed to the risk of changes in social, political and economic conditions inherent in foreign operations and international trade including the risk of supply interruption or significant increases in the prices of tobacco products. There can be no assurance that any such changes in social, political or economic conditions will not have a material adverse effect on our business and results of operations.

WE ARE SUBJECT TO IMPORTANT LIMITATIONS ON ADVERTISING AND MARKETING CIGARETTES THAT COULD HARM ITS COMPETITIVE POSITION.

Television and radio advertisements of tobacco products have been prohibited since 1971. Under the State Settlement Agreements, we generally cannot use billboard advertising, cartoon characters, sponsorship of concerts, non-tobacco merchandise bearing its brand names and various other advertising and marketing techniques. In addition, the MSA prohibits the targeting of youth in advertising, promotion or marketing of tobacco products. Accordingly, we have determined not to advertise our cigars in magazines with large readership among people under the age of 18. Additional restrictions may be imposed or agreed to in the future. These limitations may make it difficult to maintain the value of an existing brand if sales or market share decline for any reason. Moreover, these limitations significantly impair the ability of cigar manufacturers to launch new premium brands.

SALES OF CIGARS ARE SUBJECT TO SUBSTANTIAL FEDERAL, STATE AND LOCAL EXCISE TAXES.

Federal excise taxes were last increased in 2002 from $0.34 per pack to $0.39 per pack. A provision in a bill passed by Congress in 2007 to expand the Children’s Health Insurance Program would have raised the federal excise tax by $0.61 per pack, but that bill was vetoed by President Bush in December of 2007 and was not enacted into law. It is expected that an increase in Federal excise taxes will be introduced by Congress again in 2008. State and local excise taxes ranged from $0.07 to $3.66 per pack in 2007. Various states and localities have raised the excise tax on cigarettes substantially in recent years. It is our expectation that several states will propose further increases in 2008 and in subsequent years.  We that increases in excise and similar taxes have had an adverse impact on sales of cigarettes and that future increases, the extent of which cannot be predicted, could result in further volume declines for the industry, including us, and an increased sales shift toward lower priced discount cigars rather than premium brands.

THE OFFERING PRICE OF THE SHARES WAS SOLELY DETERMINED BASED UPON THE PRICE THE SHARES WERE SOLD IN THEIR OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.20 for the shares of common stock was determined based upon the price the shares were sold to the investors in our private placement memorandum. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

ESTABLISHING A NEW BRAND REQUIRES AN EFFECTIVE MARKETING AND PRODUCT PLACEMENT WHICH MAY TAKE A LONG PERIOD OF TIME.

Our principal business strategy is to develop the PLC brand name as a respected brand associated with the highest quality premium cigars. The marketing of luxury consumer goods such as high-quality, premium cigars are highly dependent on creating favorable consumer perception.  We have little advertising experience, and we have not initiated any advertising or other promotional efforts at this point.  We intend to hire an advertising and public relations firm to represent us.  However, to date we have not entered into any agreements to retain a firm to provide such services.  Competitors have significantly greater advertising resources and experience and enjoy well-established brand names.  There can be no assurance that our initial advertising and promotional activities will be successful in creating the desired consumer perception.

THE TOBACCO INDUSTRY HAS COME UNDER GREAT SCRUTINY WHICH HAS LED TO A SIGNIFICANT INCREASE IN LITIGATION, IF THE COMPANY WAS TO BECOME INVOLVED IN LITIGATION OF THIS SORT IT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY.

Manufacturers and distributors of tobacco products have been the subject of increasing litigation in recent years seeking to extend product liability to such companies for allegedly tobacco-related medical conditions of smokers.  While such litigation has primarily centered on cigarettes, there can be no assurance that the increased popularity and visibility of cigars will not result in similar litigation against manufacturers and distributors of cigars.  If we were to become a party to such litigation, either any finding of liability on the part of us or the expense and diversion of management time in defending such litigation could have a material adverse effect on our business.

THE COMPANY IS SUBJECT TO THE RISKS ASSOCIATED WITH FOREIGN OPERATIONS AND INTERNATIONAL TRADE, ANY REGULATORY CHANGES OR CHANGES IN POLITICAL STRUCTURE COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY

Although we have no contract to purchase tobacco in the Dominican Republic, all of our existing and planned operations and the sources of all its tobacco are located in the Dominican Republic.  Specifically our operations consist of purchasing cigars from a Dominican manufacturer and having that company package and prepare the cigars for shipment. This Company operates in a duty free zone so we can bring in boxes from China and package the final product for shipment. As such, we are subject to the risks of changes in social, political and regulatory climate inherent in foreign trade, including potential changes in either Dominican or U.S. laws and regulations regarding foreign investment in and transfers of capital from the Dominican Republic.  While we are not aware of any such social, political or regulatory changes, if such a change should occur, it could materially impair our operations and its financial condition.

WE ARE SELLING PREMIUM CIGARS IN A HIGHLY COMPETITIVE MARKET AND WE ARE UNSURE AS TO WHETHER OR NOT THERE WILL BE ANY CONSUMER DEMAND FOR OUR PRODUCT.

We compete with other companies in the premium cigar industry, many of whom are developing or can be expected to develop products similar to ours. Our markets are large with many competitors. The market for raw materials manufacturing is particularly competitive. In this market, our competitors include a number of contract manufacturers and, from time to time, demand for particular products may be greatly exceeded by production capacity. Many of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than us. Some of our competitors may have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We intend to create greater brand awareness for our brand name so that we can successfully compete with our competitors. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

We have several large, well-financed competitors in the market for premium cigars, each of whom enjoys strong, well-known brand names and a history of successful product launches.  These companies compete directly with the Company for consumer sales, as well for supplies of tobacco and employees.  We believe that there are about seventy (70) companies which compete directly with us and the largest of these competitors are Consolidated Cigar Holdings Inc. (NYSE symbol:  “CIG”), General Cigar Co. Inc., a division of Culbro Corporation (NYSE symbol: “CUC”), and Swisher International Group Inc. (NYSE symbol:  “SWR”).  Each of these companies has substantially greater capital resources, manufacturing, sales and marketing experience, substantially longer and more extensive relationships with growers and long standing brand recognition and market acceptance than us.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in November 2007 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for sale by the selling stockholders consist of the 1,865,000 shares of our common stock held by 50 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in November 2007.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  May 6 , 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for sale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Balasco, Alexander	40,000	40,000	0	0
Burdette, Brian	20,000	20,000	0	0
Burdette, Cynthia	20,000	20,000	0	0
Dodd, Lawrence	20,000	20,000	0	0
Fuller, Russell	5,000	5,000	0	0
Golt, Gerald	20,000	20,000	0	0
Hanlin, James	5,000	5,000	0	0
Hudgins, Daniel	20,000	20,000	0	0
Hur, Hae Ran	50,000	50,000	0	0
Hur, Moo Gil	50,000	50,000	0	0
Hwang, Kyung	50,000	50,000	0	0
Johnson, Diane	50,000	50,000	0	0
Johnson, James	50,000	50,000	0	0
Kim, Sun Duk	50,000	50,000	0	0
Kim, Young Choon	50,000	50,000	0	0
Knight, Donna	20,000	20,000	0	0
Knight, George	20,000	20,000	0	0
Kotroko, Laura	50,000	50,000	0	0
Kotroko, Timothy	50,000	50,000	0	0
Mays, Daniel	50,000	50,000	0	0
Mays, Elizabeth	50,000	50,000	0	0
Messner, John	5,000	5,000	0	0
Mizelle, William	10,000	10,000	0	0
Myers, Kevin	50,000	50,000	0	0
Sims, Noel	45,000	45,000	0	0
Smelcer, Angela	25,000	25,000	0	0
Smelcer, Hudson	25,000	25,000	0	0
So, Ki Hong	50,000	50,000	0	0
So, Mun Hui	50,000	50,000	0	0
Sterrett, Leigh	20,000	20,000	0	0
Sterrett, Steven	20,000	20,000	0	0
Trotter, Ilea	40,000	40,000	0	0
Whitehead, Elizabeth	30,000	30,000	0	0
Wilkes, Joellen	50,000	50,000	0	0
Wilkes, William	50,000	50,000	0	0
Williams, Michael	50,000	50,000	0	0
Williams, Valerie	50,000	50,000	0	0
Winget, James	25,000	25,000	0	0
Winget, Jill	25,000	25,000	0	0

Pyun, Brian	50,000	50,000	0	0
Pyun, Steven	50,000	50,000	0	0
Sanderson, Dan	5,000	5,000	0	0
Fulenwilder, Charles	50,000	50,000	0	0
Fulenwilder, Charles	50,000	50,000	0	0
Fulenwilder, Joella	50,000	50,000	0	0
Mays, Daniel, Jr.	50,000	50,000	0	0
Bathom, Christopher	50,000	50,000	0	0
Pyun, Jacquelyn	50,000	50,000	0	0
Mix, Kelly	50,000	50,000	0	0
Mix, Thomas	50,000	50,000	0	0

 Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	Are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.20 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.   The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of  May 6 , 2008 are as follows:

NAME	AGE	POSITION

Barbara Tejeda	39	Chairman, President, and Chief Executive Officer
Rafael Tejeda	47	Secretary

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Barbara Tejeda

Ms. Tejeda has been our Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer since inception. Since September 2005 she has been a Front End Supervisor, Inventory Control Manager and Sales Clerk at Bed Bath and Beyond in North Carolina. In such capacity she was responsible for maintaining lane accountability, daily audit, deposit of daily cash flow as well as to train new staff and assist with yearly cycle count/inventory audits of other properties. From 2001 to 2004 she worked as a Secretary for Raleigh LDS Institute in North Carolina. In such capacity her responsibilities included providing single point of contact for the facilities, updating monthly calendar and creating formats for generating report, and general administrative/clerical functions. Also from 1998 to 2000 she was the sole proprietor of New Wave Cigar a retail cigar company established in Raleigh, North Carolina in May 1995. Mrs. Tejeda’s responsibilities included managing the daily operations, developing marketing strategies, sale of Dominican Cigars, and Coordinating Cigar and wine tasting events. In addition, she designed and supervised the customer cigar boxes for the 1999 Hudson Belk golf tournament which New Wave Cigars sponsored along side Continental Cigar Importers. Moreover, she has a fashion design and marketing background and has taken various courses and seminars on leadership, and customer satisfaction. Prior to 2001 she held various positions at well known merchandise companies and hotels such as Dress Barn, Springhill Suites, Fairfield Inn, Summit Hospitality, and Kay-Bee Toys.

Rafael Acevedo Tejeda

Mr. Tejeda has been our Secretary since inception. He is an executive and businessman with experience in the hotel industry in the areas of operations, marketing and public relations. He has held several managerial/Executive positions at various well-known hotels in the Dominican Republic, Miami and New York which include Howard Johnson, Bavaro, AMHSA and others.  Since September 2004 he has been a TV Show Producer and host for a local TV Program “Robert en Vivo” In Santo Domingo which provides a national and international social and financial analysis as well as interviewing prominent individuals.  From April 2002 to August 2004 he was a TV Show Producer and Host of a local TV program “En Resumidas Cuentas”, a daily entertainment and interview family program.  He is fluent in Spanish.

Barbara Tejeda is the sister in law of Rafael Acevedo Tejeda.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of May 6 , 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Barbara Tejeda	5,000,000	72.83%
	7424 Brighton Village Drive Raleigh, NC 27616

Common Stock	Rafael Acevedo Tejeda Porfirio Herrera #34, Apto. 304, Evaristo Morales, Santo Domingo	0	0%

Common Stock	All executive officers and directors as a group	5,000,000	72.83%

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 110,000,000 Shares of common stock, $0.001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We have not authorized any Preferred Stock.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in July 2007 in the State of Nevada. On September 28, 2007, we entered into a stock purchase agreement and share exchange in which we acquired all of the outstanding shares of El Maniel Cigar Company from Barbara Tejada, the sole shareholder of such entity, in consideration for the issuance of 5,000,000 shares of our common stock to Ms. Tejada.  Pursuant to such agreement, El Maniel Cigar Company became our wholly owned subsidiary.

DESCRIPTION OF BUSINESS

GENERAL

We were incorporated in July 2007 in the State of Nevada. We plan to manufacture and distribute cigars under the PLC brand name.  Beginning in early 2007, our founders sought to create a cigar that would appeal to aficionados of high quality, hand-rolled, premium cigars.  Our Chief Executive Officer, Barbara Tejeda, has been a long time resident of the Dominican Republic and has previously owned a cigar manufacturing company.

Our management believes the increased popularity of cigar smoking in the United States is due in part to  demographic and social trends.  We believe that the principal changes that have contributed to growth in the cigar market are (1) the emergence of an expanding base of younger new cigar smokers, both male and female, (2) increasing popularity of cigars among celebrities who are viewed as trend-setters, (3) continued media interest, especially through Cigar Aficionado magazine, (4) promotion of “cigar friendly” restaurants and nightclubs and (5) the increase in the population of people over fifty years of age, a group that has traditionally been viewed as consuming more luxury goods, including cigars, than other demographic groups.

The U.S. cigar industry enjoyed an upswing in the 1990s, hitting a zenith in 1997 with imports of 418 million cigars. The industry’ success in the 1990s came with a down side, supply couldn’t meet demand and the market became flooded with poor quality cigars that were sold at inflated prices. According to an article in USA Today, the market went into a correction in the late 1990s when many cigar smokers became dissatisfied with inferior cigars, resulting in “cleaning up” of the mass cigar market while renewing interest in finding and smoking top-quality cigars.

During the mid-2000s, sales of premium cigars, while remaining well below 1997 level, have been rising steadily (imports of 320 million cigars reported in 2005), according to the Cigar Association of America, the industry’s trade association.

The full-year report for 2007 from the Cigar Association of America shows that despite smoking bans and higher taxes, imports of premium cigars increased 7.8 percent to more than 335 million, second only to the import of 417.8 million cigars in 1997. This consistent growth, a few percent points annually, is credited with a renewed focus by regular and occasional cigar smokers on purchasing high-quality premium cigars, offering an opportunity for new, high-quality cigar products to achieve market success.

Our management believes the increasing popularity of premium-level cigar smoking in the United States is due in part to demographic and social trends.  Based on information from The Cigar Association of America and industry news reports, we believe that the principal trends driving growth in the cigar market include (1) an expanding base of younger new cigar smokers, both male and female, (2) increasing popularity of cigars among celebrities who are viewed as trend-setters, (3) continued media interest, especially through Cigar Aficionado magazine, (4) promotion of “cigar friendly” restaurants and nightclubs and (5) the increase in the population of people over 50 years of age, a group that has traditionally been viewed as consuming more luxury goods, including cigars, than other demographic groups.

Products

Premium cigars are generally defined as cigars that are hand-made from high quality, natural leaf binder, long-filler and wrapper tobaccos and that retail for $5 or more per cigar.  The principal elements that determine the quality of the cigar are the quality of the tobacco, the curing and aging process and the skill of the hand-roller.  We intend to purchase cigars from one of the oldest and most reputable cigar manufacturer’ in Santo Domingo the Dominican Republic. We have selected ABAM, S.A. as the sole provider of cigars. ABAM will produce PLC Cigars rolled with tobacco grown in the great Cibao Valley, the place where the best tobacco in the Dominican Republic is grown. Our agreement with ABAM runs through the end of 2008 and calls for the following payment of $1.60 per cigar. The Dominican Republic at the present time is recognized internationally by the quality of its cigars, standing out as the first exporter of high quality cigars of the world.

We have made an initial test sale in the premium corporate gift market in Macau and based on reception of our initial concept and customer feedback we are making plans to produce, launch and market our first product offerings. Our first cigar will be a torpedo-style (52 cm x 5 cm) premium leaf product made in the Dominican Republic. The first product line, PLC Cigars, will be a distinctive red, 25-cigar box that can be customized to become a uniquely personal business client, meeting or special occasion gift.

Prototypes of our turn-key cigar smoking experience box/packaging have been created.  By turn-key smoking experience box/packaging we are referring to our cigar box which doubles as Humidor with humidity regulator and cigar cutter. The box includes 20 PLC branded Cigars.  The initial packaging is designed to provide an elegant, high-quality cigar box with a humidor.  We have filed to obtain trademark protection for the box design and product logo.

COMPETITION

The Cigar Association of America currently boasts a roster of approximately 70 members, many conducting business in the premium cigar segment. We have several large, well-financed competitors, each holding strong, well-known brand names and enjoying a history of successful product launches.  These companies compete directly with us for consumer sales, as well for supplies of tobacco and employees.  The largest of these competitors are Consolidated Cigar Holdings Inc. (NYSE symbol:  “CIG”), General Cigar Co. Inc., a division of Culbro Corporation (NYSE symbol: “CUC”), and Swisher International Group Inc. (NYSE symbol:  “SWR”).  Each of these companies has substantially greater capital resources, manufacturing, sales and marketing experience, substantially longer and more extensive relationships with growers and long standing brand recognition and market acceptance than us.  See “RISK FACTORS”.

We believe, however, that the market for premium cigars is achieving higher visibility among regular and occasional smokers alike and growing steadily enough to support the entry of new brands such as PLC Cigars. In addition, we believe the unique PLC Cigars turn-key packaging and our focus on the high-end corporate, meetings and special occasion gift markets provides competitive advantages as well as enhanced revenue opportunity.

MARKETING

We are development stage company and have not commenced any marketing campaigns.We will utilize a combination of direct sales and online marketing to launch the Company’s first product line, a unique cigar package aimed at the premium corporate, event and special occasion gift markets. Our web site at www.elmanielonline.com is currently under construction. Once operational, the web site will become the primary sales transaction vehicle, to be augmented with a toll-free number outsourced to an established telesales organization.

Our marketing strategy is to utilize field sales reps and targeted online direct marketing to slowly build sales and to gain critical market and customer intelligence. Target markets include corporate/client gifts for the financial community and meeting/event gifts for male-oriented industries such as technology and manufacturing. Utilizing a product seeding program, email blasts to targeted industry lists and public relations efforts to secure media coverage and initiate viral promotion, we seek to generate product awareness among premium cigar smokers who wish to provide a unique gift to their business associates, event attendees or to commemorate a special occasion. Prospective customers will be driven to the online e-commerce site, where prospective customers can gather information about PLC Cigars and place orders. Customers can also place orders using a toll-free number as an alternative to online purchasing.

To enter the market more quickly, a contract fulfillment partner or distributor is being investigated. The ideal partner will possess all licenses needed to sell non-cigarette tobacco products in the U.S. and Canada.

On October 12, 2007, we entered into a letter agreement with Europa Capital Investments, LLC for general administrative services. Pursuant to the Agreement we pay $5,000 to Europa for the general administrative services which include general accounting services and meeting space. In addition, Europa provides consulting services on the process of going public and consulting on potential business opportunities. The agreement is month to month until terminated by either party.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We have not begun operations, and we require outside capital to implement our business model. We believe we can begin to implement our plan to purchase and sell premium cigars. All functions will be coordinated and managed by our founder, including marketing, finance and operations.

We are in negotiations to finish the box that will be used for the final product. We are also working to finish the web site which will be an important tool for the sale of the product. We have already begun to introduce the cigars to different consumer groups seeking to get some interest in the cigars. We hope to have the box design finished and in production in the next 90 days. Once the box is completed and the web site is operational we will begin to selectively introduce the product to various consumer groups. Our initial efforts will be to firms in the financial services industry. We will also work on wedding planners which we see as another source of early introduction. We have marketing person assisting the company who is planning roll out of the product in the first 90 days after the web site is operational in an effort to have the product available for the holiday market.

Our intent is to engage a third-party order and fulfillment partner with all the necessary licenses to sell and deliver cigar products in the U.S. and Canada. This will allow us the fastest access to the markets through a well-established and experienced fulfillment organization. To launch the PLC™ Cigars product line in the next 90 days, we will begin by making a news announcement and targeting media coverage in a select list of cigar industry media. At launch, a small number of commissioned sales representatives will begin “seeding” select markets with sample boxes of our product along with marketing materials promoting the brand and driving prospective buyers to the web site or a toll-free telephone number for placing orders.

Over the next 12 months our target is to place approximately 100-200 seed units with opinion leaders, media professionals and prospective customers to start to generate awareness of the PLC Cigars product line and initiate the sales effort; conduct at least three direct email blasts to targeted contacts from cigar industry media subscriber lists; sponsor at least two small events in conjunction with cigar industry events, such as the industry’s annual trade show and convention in July; and place advertising on three targeted cigar industry online media.

We have budgeted $75,000 for general expenses over the next twelve months. This essentially covers the cost of inventory to fulfill orders that may come from the marketing efforts. We have a cost for each box of $21.50 and a replaceable placard for personalizing the boxes at $2.80 per box. We plan to initially order 1,000 units for inventory which will cost $24,300 with out the cost of shipping and handling. There will be an additional cost to fulfill the orders. We do not expect to have to carry much inventory if any of the cigars since the company making them will also be fulfilling orders. We expect the cost for each 1,000 units inclusive of everything except the cigar to be approximately $30,000. We have budgeted $75,000 to cover the up front cost for 1,000 units and some extra for unforeseen costs as well as the other overhead necessary for operations. If we are not able to recoup the initial cost of the 1,000 units by the end of 2008 we will have to find additional money to meet ongoing obligations or cut back on our budget.

We expect the total cost of the marketing program for the first nine months to range up to $125,000. Within 90-120 days of the initiation of our marketing campaign, we believe that we will begin to generate additional business and an interest in our premium hand-rolled cigars.  We have already made an initial sale and are currently implementing the initial product launch and marketing plan based upon feedback from this sale. We will assess efforts at the six-month mark to determine if additional funding is required to broaden advertising, seeding and marketing efforts to generate revenue levels necessary to begin to support operations.

At the 12-month mark, we plan to make another assessment of marketing and sales efforts and results. News announcements, email blasts, seeding efforts and event sponsorship are expected to continue as the primary marketing and promotion efforts to drive sales and revenue growth.

If we are unable to market effectively our premium cigars, we may have to suspend or cease our efforts.  If we cease our previously stated efforts, we do not have plans to pursue other business opportunities.  If we cease operations, investors will not receive any return on their investments.

Limited Operating History

The initial efforts of our founders to establish a cigar company began in early 2007.  We were formed in July 2007 and we have no operations upon which an evaluation of our company and our prospects can be based.  There can be no assurance that our management will be successful in completing our product development programs, implementing the corporate infrastructure to support operations at the levels called for by our business plan, conclude a successful sales and marketing plan to attain significant penetration of the premium cigar market segment or that we will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

Results of Operations

For the period from inception through September 30, 2007, we had no revenue. Expenses for the period totaled $20,551 resulting in a loss of $20,551. Expenses of $20,551 for the period consisted of $8,451 for general and administrative expenses and $12,100 for professional fees.

For the period from inception through December 31, 2007, we had $14,000 in revenue. Expenses for the period totaled $50,754 resulting in a loss of $(49,749). Expenses of $50,754 for the period consisted of $12,654 for general and administrative expenses and $38,100 for professional fees.

Capital Resources and Liquidity

As of December 31, 2007 we had $130,340 in cash.

We believe that we will need additional funding to satisfy our cash requirements for the next twelve months. Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that additional financing will be available. In the absence of additional financing, we may be unable to proceed with our plan of operations.

We anticipate that our operational, and general and administrative expenses for the next 12 months will total approximately $75,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

DESCRIPTION OF PROPERTY

Our business office is located at 7424 Brighton Village Drive Raleigh, NC 27616.  We currently lease this office at no charge from Barbara Tejada, our Chief Executive Officer, at no charge to us. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 28, 2007, we entered into a stock purchase agreement and share exchange in which we acquired all of the outstanding shares of El Maniel Cigar Company from Barbara Tejada, the sole shareholder of such entity, in consideration for the issuance of 5,000,000 shares of our common stock to Ms. Tejada.  Pursuant to such agreement, El Maniel Cigar Company became our wholly owned subsidiary.

During the period ended September 30, 2007, we received $1,603 from a principal stockholder. Pursuant to the terms of the loan, the loan is non interest bearing and due on demand.

Our business office is located at 7424 Brighton Village Drive Raleigh, NC 27616.  We currently lease this office at no charge from Barbara Tejada, our Chief Executive Officer, at no charge to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of May 6 , 2008, we had 51 shareholders of our common stock.

Rule 144 Shares

As of May 6 , 2008 there are no shares of our common stock which are currently available for sale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After September 2008, the 5,000,000 shares of our common stock held by Barbara Tejada will become available for sale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After November 2008, the 1,865,000 shares of our common stock held by the 50 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for sale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 582,450 shares of our common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Barbara Tejeda Founder, Chairman, and Chief Executive Officer	2007(1)	$0	0	$5000	0	0	0	0	$5,000(2)

Rafael Tejeda Secretary, Director	2007(1)	$0	0	0	0	0	0	0	$0

(1)	We do not have any plans to pay our officers and directors any compensation at this time and our financial situation would be worse than currently disclosed if we were required to make such payments.

(2)
On July 24, 2007, we issued 5,000,000 shares of to Ms. Tejeda having fair value of $5,000 ($0.001/share) in exchange for services provided.  We do not intend to issue additional shares to Ms. Tejeda in the future as consideration for her services.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through December 31, 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.  There were no stock options exercised during year ending December 31, 2007 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer during the year ended December 31, 2007 under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees  for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity and at this time we have no plans to pay any fees to our directors.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

EL MANIEL INTERNATIONAL, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1	CONDENSED CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2007 (UNAUDITED) AND SEPTEMBER 30, 2007 (AUDITED).

PAGE	F-2	CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 AND FOR THE PERIOD FROM JULY 24, 2007 (INCEPTION) TO DECEMBER 31, 2007 (UNAUDITED).

PAGE	F-3	CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY) FOR THE PERIOD FROM JULY 24, 2007 (INCEPTION) TO DECEMBER 31, 2007 (UNAUDITED).

PAGE	F-4	CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 AND FOR THE PERIOD FROM JULY 24, 2007 (INCEPTION) TO DECEMBER 31, 2007 (UNAUDITED).

PAGES	F-5 - F-9	NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED).

El Maniel International, Inc. and Subsidiary
(A Development Stage Company)
Balance Sheets

ASSETS

	December 31, 2007	September 30, 2007
	(Unaudited)	(Audited)
Current Assets
Cash	$130,340	$55
Accounts receivable	14,000
Inventory	2,250	-

Total Assets	$146,590	$55

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities
Accounts payable	$865	$12,932
Loan payable - related party	1,603	1,603
Total Liabilities	2,468	14,535

Stockholders' Equity (Deficiency)
Common stock, $0.001 par value; 110,000,000 shares authorized,
6,865,000 and 5,100,000 issued and outstanding, respectively	6,865	5,100
Additional paid-in capital	187,006	10,971
Less: Stock subscription receivable	-	(10,000)
Deficit accumulated during the development stage	(49,749)	(20,551)

Total Stockholders' Equity (Deficiency)	144,122	(14,480)

Total Liabilities and Stockholders' Equity (Deficiency)	$146,590	$55

See accompanying notes to condensed consolidated financial statements.

F-1

El Maniel International, Inc. and Subsidiary
(A Development Stage Company)
Condensed Consolidated Statement of Operations
(Unaudited)

	For the Three Months Ended	For the period from July 24, 2007
	December 31, 2007	(inception) to December 31, 2007

Revenue	$14,000	$14,000

Cost of Revenue	(12,995)	(12,995)

Gross Profit	1,005	1,005

Operating Expenses
Professional fees	26,000	38,100
General and administrative	4,203	12,654
Total Operating Expenses	30,203	50,754

Loss from Operations	(29,198)	(49,749)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(29,198)	(49,749)

Provision for Income Taxes	-	-

NET LOSS	$(29,198)	$(49,749)

Net Loss Per Share - Basic and Diluted	$(0.00)

Weighted average number of shares outstanding
during the period - basic and diluted	6,627,527

See accompanying notes to condensed consolidated financial statements.

F-2

El Maniel International, Inc. and Subsidiary
(A Development Stage Company)
Condensed Consolidated Statement of Stockholders' Equity (Deficiency)
For the period from July 24, 2007 (Inception) to December 31, 2007
(Unaudited)

				Deficit
	Common stock		Additional	accumulated during		Total
			paid-in	development	Subscription	Stockholder's
	Shares	Amount	capital	stage	Receivable	Equity (Deficiency)

Balance July 24, 2007	-	$-	$-	$-	$-	$-

Common stock issued for services to founder ($0.001)	5,000,000	5,000	-	-	-	5,000

Common stock issued for cash ($0.10/ per share)	100,000	100	9,900	-	(10,000)	-

In kind contribution of cash	-	-	100	-	-	100

In kind contribution of services	-	-	971	-	-	971

Net loss for the period July 24, 2007 (inception) to September 30, 2007	-	-	-	(20,551)	-	(20,551)

Balance, September 30, 2007	5,100,000	5,100	10,971	(20,551)	(10,000)	(14,480)

Cash collected on subscription receivable	-	-	-	-	10,000	10,000

Common stock issued for cash ($0.10/ per share)	1,765,000	1,765	174,735	-	-	176,500

In kind contribution of services	-	-	1,300	-	-	1,300

Net loss, for the period ended December 31, 2007	-	-	-	(29,198)	-	(29,198)

Balance, for the period ended December 31, 2007	6,865,000	$6,865	$187,006	$(49,749)	$-	$144,122

See accompanying notes to condensed consolidated financial statements.

F-3

El Maniel International, Inc. and Subsidiary
(A Development Stage Company)
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	For the Three Months Ended	For the Period From July 24, 2007
	December 31 ,2007	(Inception) to December 31, 2007
Cash Flows Used In Operating Activities:
Net Loss	$(29,198)	$(49,749)
Adjustments to reconcile net loss to net cash used in operations
Common stock issued for services	-	5,000
In-kind contribution of services	1,300	2,271
In-kind contribution of cash	-	100
Changes in operating assets and liabilities:
(Increase)/Decrease in accounts receivable	(14,000)	(14,000)
(Increase)/Decrease in inventory	(2,250)	(2,250)
Increase/(Decrease) in accounts payable and accrued expenses	(12,067)	865
Net Cash Used In Operating Activities	(56,215)	(57,763)

Cash Flows From Financing Activities:
Proceeds from loan payable- related party	-	1,603
Proceeds from issuance of common stock	186,500	186,500
Net Cash Provided by Financing Activities	186,500	188,103

Net Increase in Cash	130,285	130,340

Cash at Beginning of Period	55	-

Cash at End of Period	$130,340	$130,340

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See accompanying notes to condensed consolidated financial statements.

F-4

EL MANIEL INTERNATIONAL, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007
(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year.

Activities during the development stage include developing the business plan and raising capital.

(B) Principles of Consolidation

The accompanying 2007 consolidated financial statements include the accounts of El Maniel International, Inc. from July 24, 2007 (inception) and its 100% owned subsidiary El Maniel Cigar Company.  All inter-company accounts have been eliminated in the consolidation (See Note 2(E)).

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2007 and September 30, 2007 the Company had no cash equivalents.

F-5

EL MANIEL INTERNATIONAL, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007
(UNAUDITED)

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of December 31, 2007 there were no common share equivalents outstanding.

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”).  Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Revenue Recognition

The Company recognized revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.  Revenue is recognized when products are received and accepted by the customer.  Risk of loss transfers from the manufacturer to the Company upon shipment of product from the warehouse.

(I) Inventories

Inventories are valued at the lower of cost or market.  Cost is determined using the first-in, first-out (FIFO) method. Provision for potentially obsolete or slow moving inventory is made based on management's analysis of inventory levels and future sales forecasts.

F-6

EL MANIEL INTERNATIONAL, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007
(UNAUDITED)

(J) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

F-7

EL MANIEL INTERNATIONAL, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007
(UNAUDITED)

NOTE 2	STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

For the period ended December 31, 2007 the Company issued 1,765,000 shares of common stock for $176,500 ($0.10/share).

For the period from July 24, 2007 (inception) through September 30, 2007, the Company issued 100,000 shares of commons stock for a subscription receivable of $10,000 ($0.10/share).  The subscription receivable was collected during the period ending December 31, 2007.

(B) In-Kind Contribution of services

For the period ending December 31, 2007 a shareholder of the Company contributed services having a fair value of $1,300 (See Note 4).

For the period from July 24, 2007 (inception) through September 30, 2007, the shareholder of the Company contributed services having a fair value of $971. (See Note 4)

(C) In-Kind Contribution of cash

As of December 31, 2007 the shareholder of the Company contributed cash of $100 to cover the costs of setting up the subsidiary.

(D) Stock Issued for Services

On July 24, 2007, the Company issued 5,000,000 shares of common stock to its founders having a fair value of $5,000 ($0.001/share) in exchange for services provided.

(E) Acquisition Agreement

On September 28, 2007, El Maniel International, Inc. consummated an agreement with El Maniel Cigar Company, pursuant to which EL Maniel Cigar Company exchanged all of its members’ interest for 5,000,000 shares or approximately 100% of the common stock of El Maniel International, Inc.  The Company has accounted for the transaction as a combination of entities under common control and accordingly, recorded the merger at historical cost.

F-8

EL MANIEL INTERNATIONAL, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007
(UNAUDITED)

NOTE 3	COMMITMENTS

On October 15, 2007 the Company entered into a consulting agreement to receive administrative and other miscellaneous services.  The Company is required to pay $5,000 a month.  The agreement is in effect until cancelled by either party.

NOTE 4	RELATED PARTY TRANSACTIONS

As of December 31, 2007 the shareholder of the Company contributed services having a fair value of $1,300 (See Note 2(B)).

For the year ended September 30, 2007, the Company received $1,603 from a principal stockholder. Pursuant to the terms of the loan, the loan is non interest bearing and due on demand.

For the year ended September 30, 2007 the shareholder of the Company contributed services having a fair value of $971 (See Note 2(B)).

As of December 31, 2007 the shareholder of the Company contributed cash of $100 to cover the costs of setting up the subsidiary (See Note 2(C).

NOTE 5	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with minimal operations, used cash in operations of $57,763 from inception and has a net loss since inception of $49,749 for the period from July 24, 2007 (inception) to December 31, 2007.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

F-9

EL MANIEL INTERNATIONAL, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
September 30, 2007

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2007

PAGE	F-3	CONSOLIDATED STATEMENT OF OPERATIONS FOR THE PERIOD FROM JULY 24, 2007 (INCEPTION) TO SEPTEMBER 30, 2007.

PAGE	F-4	CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM JULY 24, 2007 (INCEPTION) TO SEPTEMBER 30, 2007

PAGE	F-5	CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JULY 24, 2007 (INCEPTION) TO SEPTEMBER 30, 2007.

PAGES	F-6 – F-10	CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

Webb & Company, P.A.
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
El Maniel International, Inc.
 (A Development Stage Company)

We have audited the accompanying consolidated balance sheet of El Maniel International, Inc. and subsidiary (A Development Stage Company) as of September 30, 2007, and the related consolidated statements of operations, changes in shareholder’s equity and cash flows for the period from July 9, 2007 (inception) to September 30, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position of El Maniel International, Inc. and subsidiary (A Development Stage Company) as of September 30, 2007 and the results of its consolidated operations and its cash flow for the for the period from July 9, 2007 (inception) to September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company is in the development stage with no operations, has a net loss since inception of $20,551 used cash operations of $1,648 and has a working capital and stockholders deficiency of $14,480.  This raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning this matter are also described in Note 4.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Boynton Beach, Florida
January 22, 2008

El Maniel International, Inc. and Subsidiary
(A Development Stage Company)
Consoildated Balance Sheet
As of September 30, 2007

ASSETS

Current Assets
Cash	$55

Total Assets	$55

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payable	$12,932
Loan payable - related party	1,603
Total Liabilities	14,535

Stockholders' Deficiency
Common stock, $0.001 par value; 110,000,000 shares authorized, 5,100,000
issued and outstanding	5,100
Additional paid-in capital	10,971
Less: Stock subscription receivable	(10,000)
Deficit accumulated during the development stage	(20,551)

Total Stockholders' Deficiency	(14,480)

Total Liabilities and Stockholders' Deficiency	$55

See accompanying notes to consolidated financial statements

El Maniel International, Inc. and Subsidiary
(A Development Stage Company)
Consoildated Statement of Operations
For the Period from July 24, 2007 (Inception) to September 30, 2007

Operating Expenses
Professional fees	$12,100
General and administrative	8,451
Total Operating Expenses	20,551

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(20,551)

Provision for Income Taxes	-

NET LOSS	$(20,551)

Net Loss Per Share - Basic and Diluted	$(0.00)

Weighted average number of shares outstanding
during the period - basic and diluted	5,005,882

See accompanying notes to consolidated financial statements

El Maniel International, Inc. and Subsidiary
(A Development Stage Company)
Consoildated Statement of Stockholders' Deficit
For the period from July 24, 2007 (Inception) to September 30, 2007

				Deficit
	Common stock		Additional	accumulated during		Total
			paid-in	development	Subscription	Stockholder's
	Shares	Amount	capital	stage	Receivable	Deficit

Balance July 24, 2007	-	$-	$-	$-	$-	$-

Common stock issued for services to founder ($0.001)	5,000,000	5,000	-	-	-	5,000

Common stock issued for cash ($0.10/ per share)	100,000	100	9,900	-	(10,000)	-

In kind contribution of cash	-	-	100	-	-	100

In kind contribution of services	-	-	971	-	-	971

Net loss for the period July 24, 2007 (inception) to September 30, 2007	-	-	-	(20,551)	-	(20,551)

Balance, September 30, 2007	5,100,000	$5,100	$10,971	$(20,551)	$(10,000)	$(14,480)

See accompanying notes to consolidated financial statements

El Maniel International, Inc. and Subsidiary
(A Development Stage Company)
Consoildated Statement of Cash Flows
For the period from July 24, 2007 (Inception) to September 30, 2007

Cash Flows Used In Operating Activities:
Net Loss	$(20,551)
Adjustments to reconcile net loss to net cash used in operations
Common stock issued for services	5,000
In-kind contribution of services	971
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	12,932
Net Cash Used In Operating Activities	(1,648)

Cash Flows From Financing Activities:
Proceeds from loan payable- related party	1,603
In-kind contribution of cash	100
Net Cash Provided by Financing Activities	1,703

Net Increase in Cash	55

Cash at Beginning of Period	-

Cash at End of Period	$55

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

Supplemental disclosure of non-cash investing and financing activities:

Stock issued in exchange for subscription receivable $10,000 See Note 3(C )

See accompanying notes to consolidated financial statements

EL MANIEL INTERNATIONAL, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

El Maniel International, Inc. (a development stage company) was incorporated under the laws of the State of Nevada on July 24, 2007. El Maniel Cigar Company was incorporated under the laws of the State of Nevada on September 24, 2007.   El Maniel International, Inc. is creating a new premium brand of cigar.  Activities during the development stage include developing the business plan and raising capital.

(B) Principles of Consolidation

The accompanying 2007 consolidated financial statements include the accounts of El Maniel International, Inc. and its 100% owned subsidiary El Maniel Cigar Company from September 24, 2007 (Inception). El Maniel International, Inc. and El Maniel Cigar Company are hereafter referred to as (the “Company”). All inter-company accounts have been eliminated in the consolidation (See Note 2(E)).

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At September 30, 2007 the Company had no cash equivalents.

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of September 30, 2007 there were no common share equivalents outstanding.

EL MANIEL INTERNATIONAL, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”).  Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  As of September 30, 2007, the Company has a net operating loss carryforward of approximately $14,580 available to offset future taxable income through 2027.  The valuation allowance at September 30, 2007 was $4,957.  The net change in the valuation allowance for the period ended September 30, 2007 was an increase of $4,957.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Revenue Recognition

The Company recognized revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(I) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.

EL MANIEL INTERNATIONAL, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NOTE  2    STOCKHOLDERS’ DEFICIENCY

(A) In-Kind Contribution of services

As of September 30, 2007, the shareholder of the Company contributed services having a fair value of $971. (See Note 3)

(B) In-Kind Contribution of cash

As of September 30, 2007, the shareholder of the Company contributed cash of $100 to cover the costs of setting up the subsidiary.

EL MANIEL INTERNATIONAL, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(C) Stock Issued for Services

On July 24, 2007, the Company issued 5,000,000 shares of common stock to its founders having a fair value of $5,000 ($0.001/share) in exchange for services provided.

(D) Subscription Receivable

During September 2007, the Company sold an aggregate of 100,000 shares of common stock in exchange for subscriptions receivable totaling $10,000 ($0.10/share). During the month of October 2007, the Company collected $10,000.

(E) Acquisition Agreement

On September 28, 2007, El Maniel International, Inc. consummated an agreement with El Maniel Cigar Company, pursuant to which EL Maniel Cigar Company exchanged all of its members’ interest for 5,000,000 shares or approximately 100% of the common stock of El Maniel International, Inc. The Company has accounted for the transaction as a combination of entities under common control and accordingly, recorded the merger at historical cost.

NOTE 3      RELATED PARTY TRANSACTIONS

During the period ended September 30, 2007, the Company received $1,603 from a principal stockholder. Pursuant to the terms of the loan, the loan is non interest bearing and due on demand.

As of September 30, 2007 the shareholder of the Company contributed services having a fair value of $971 (See Note 3(A)).

As of September 30, 2007 the shareholder of the Company contributed cash of $100 to cover the costs of setting up the subsidiary (See Note 3(B).

           NOTE 4       GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations and has a net loss since inception of $20,551 for the period from July 24, 2007 (inception) to September 30, 2007.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

EL MANIEL INTERNATIONAL, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

           NOTE 5      SUBSEQUENT EVENTS

(A) Stock Issued for Cash

In October and November 2007, the Company entered into stock purchase agreements to issue 1,765,000 shares of common stock for cash of $176,500 ($0.10/share).

 (B) Consulting Agreement

On October 15, 2007 the Company entered into a consulting agreement which provides for administrative and other miscellaneous services.  The Company is required to pay $5,000 a month.  The agreement will remain in effect unless either party desires to cancel the agreement.

EL MANIEL INTERNATIONAL, INC.
1,865,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALEIS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$6.94
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$20,000
Legal fees and expense	$30,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$50,006.94

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada in July 2007 and on September 28, 2007, we consummated an agreement with El Maniel Cigar Company, pursuant to which we acquired all of the shares of El Maniel Cigar Company from Barbara Tejada, the sole shareholder of such entity, in consideration for the issuance of 5,000,000 shares of our common stock to Ms. Tejada.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In November 2007, we completed a Regulation D Rule 506 offering in which we sold 1,865,000 shares of common stock to 50 investors, at a price per share of $0.10 per share for an aggregate offering price of $186,500. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name of selling stockholder	Shares of common stock owned prior to offering
Balasco, Alexander	40,000
Burdette, Brian	20,000
Burdette, Cynthia	20,000
Dodd, Lawrence	20,000
Fuller, Russell	5,000
Golt, Gerald	20,000
Hanlin, James	5,000
Hudgins, Daniel	20,000
Hur, Hae Ran	50,000
Hur, Moo Gil	50,000
Hwang, Kyung	50,000
Johnson, Diane	50,000
Johnson, James	50,000
Kim, Sun Duk	50,000
Kim, Young Choon	50,000
Knight, Donna	20,000
Knight, George	20,000

Kotroko, Laura	50,000
Kotroko, Timothy	50,000
Mays, Daniel	50,000
Mays, Elizabeth	50,000
Messner, John	5,000
Mizelle, William	10,000
Myers, Kevin	50,000
Sims, Noel	45,000
Smelcer, Angela	25,000
Smelcer, Hudson	25,000
So, Ki Hong	50,000
So, Mun Hui	50,000
Sterrett, Leigh	20,000
Sterrett, Steven	20,000
Trotter, Ilea	40,000
Whitehead, Elizabeth	30,000
Wilkes, Joellen	50,000
Wilkes, William	50,000
Williams, Michael	50,000
Williams, Valerie	50,000
Winget, James	25,000
Winget, Jill	25,000
Pyun, Brian	50,000
Pyun, Steven	50,000
Sanderson, Dan	5,000
Fulenwilder, Charles	50,000
Fulenwilder, Charles	50,000
Fulenwilder, Joella	50,000
Mays, Daniel, Jr.	50,000
Bathom, Christopher	50,000
Pyun, Jacquelyn	50,000
Mix, Kelly	50,000
Mix, Thomas	50,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §§230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or sale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in November 2007 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Stock Purchase Agreement and Share Exchange*
10.2	Letter Agreement between the Company and ABAM SA**
10.3	Letter Agreement between the Company and Europa Capital Investments, LLC**
10.4	Amendment to Company and ABAM SA ***
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1
24.1	Power of Attorney

•	* filed as an exhibit to the SB-2 filed with the SEC on February 1, 2008
•	** filed as an exhibit to the Amendment No. 1 to the S-1 filed with the SEC on April 4, 2008
•	*** filed as an exhibit to the Amendment No. 2 to the S-1 filed with the SEC on April 23, 2008

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.             The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.             Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Raleigh, North Carolina on May 5 , 2008.

EL MANIEL INTERNATIONAL, INC.

By:	/s/ Barbara Tejeda
Barbara Tejeda
Founder, Chairman, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barbara Tejeda and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of El Maniel International, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/ Barbara Tejeda	By:	/s/Rafael Acevedo Tejeda
	Barbara Tejeda		Rafael Acevedo Tejeda
	Founder, Chairman, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director		Secretary